UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2011

ARTESIAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-18516	51-0002090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Churchmans Road, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	302-453-6900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02 Termination of a Material Definitive Agreement

Termination of Meadowview Wastewater Asset Purchase Agreement and Cherry Hill Wastewater Asset Purchase Agreement

On September 27, 2011, Artesian Resources Corporation (“Artesian”) and Artesian Wastewater Maryland, Inc., a wholly owned subsidiary of Artesian (“Artesian Wastewater Maryland”), entered into a Termination of Asset Purchase Agreements, Franchise and Parent Guaranty (the “Termination Agreement”) with Cecil County, Maryland (the “County”), to terminate the following agreements:

1.
Asset Purchase Agreement (the “Meadowview Wastewater Asset Purchase Agreement”), dated as of October 7, 2008, under which Artesian Wastewater Maryland agreed to purchase from the County the wastewater facilities known as the Meadowview Wastewater Facility, the Highlands Wastewater Facility and the associated parcels of real property, easement rights and wastewater collection systems with respect to each facility.

2.
Asset Purchase Agreement (the “Cherry Hill Wastewater Asset Purchase Agreement” and, together with the Meadowview Wastewater Asset Purchase Agreement, the “Asset Purchase Agreements”), dated as of October 7, 2008, under which Artesian Wastewater Maryland agreed to purchase from the County the wastewater facilities known as the Cherry Hill Wastewater Facility, the Harbourview Wastewater Facility and the associated parcels of real property, easement rights and wastewater collection systems with respect to each facility.

Certain ancillary agreements, including a wastewater franchise agreement between Artesian Wastewater Maryland and the County, and a parent guaranty between Artesian and the County, were also terminated by the Termination Agreement.

Termination of the Asset Purchase Agreements and the wastewater franchise agreement is subject to the approval of the Maryland Public Service Commission (“PSC”).  Artesian Wastewater Maryland has agreed to file an application to the PSC for such approval.

As a result of the termination, Artesian Wastewater Maryland will not have any right or interest in the Facilities (as defined in the Asset Purchase Agreements) or the Purchased Assets (as defined in the Asset Purchase Agreements).   In addition, neither Artesian Wastewater Maryland nor the County will have any obligation to each other with respect to the Asset Purchase Agreements or the Purchased Assets, except with respect to PSC approval as described above.

The foregoing description is qualified in its entirety by reference to the Termination Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Other Relationship between Artesian and the County

Artesian Water Maryland has agreed to purchase certain water facilities from the County under its Water Asset Purchase Agreement with the County, dated as of October 7, 2008.  The assets to be purchased under the agreement include all of the County’s right, title and interest in and to the Meadowview, Pine Hills, Harbourview and Route 7 water facilities and the associated parcels of real property, easement rights and water transmission and distribution systems.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
10.1
Termination of Asset Purchase Agreements, Franchise and Parent Guaranty, dated as of September 27, 2011, by and among Artesian Resources Corporation, Artesian Wastewater Maryland, Inc. and Cecil County, Maryland

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION

Date: September 28, 2011	By: /s/ David B. Spacht
David B. Spacht
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1
Termination of Asset Purchase Agreements, Franchise and Parent Guaranty, dated as of September 27, 2011, by and among Artesian Resources Corporation, Artesian Wastewater Maryland, Inc. and Cecil County, Maryland